Exhibit 10.13

Execution Version

Dated as of December 8, 2017

MAGELLAN ACQUISITION LIMITED,
as Borrower,

the BANKS party hereto,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Administrative Agent,

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.,
as Joint Lead Arranger and Sole Bookrunner

BNP PARIBAS SA,
as Joint Lead Arranger

DEKABANK DEUTSCHE GIROZENTRALE,
as Documentation Agent and Senior Managing Agent

FIRST ABU DHABI BANK PJSC and
NTT LEASING SINGAPORE PTE. LTD.,
as Co-Syndication Agents and Senior Managing Agents

and

WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Security Trustee

CREDIT AGREEMENT
[FLY 2017A TERM LOAN]

- i -

CREDIT AGREEMENT [FLY 2017A TERM LOAN] (this "Agreement") dated as of December 8, 2017, between MAGELLAN ACQUISITION LIMITED, a company incorporated under the laws of Bermuda (the "Borrower"); WELLS FARGO BANK, NATIONAL ASSOCIATION, as Security Trustee (the "Security Trustee"); THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as administrative agent (the "Administrative Agent"); and the BANKS party hereto.

The parties hereto agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01.         Defined Terms.

(a)          Terms Generally.  Unless otherwise defined herein, terms defined in Article I of that certain Facility Agreement [Fly 2017A Term Loan] dated as of December 8, 2017 among the Borrower, the Subsidiary Guarantors party thereto, the Administrative Agent, the Security Trustee and the Lenders party thereto (the "Facility Agreement") and used herein shall have the meanings given to them in the Facility Agreement.

(b)           Interpretation.  Sections 1.03 and 1.04 of the Facility Agreement are incorporated herein mutatis mutandis.

ARTICLE II

THE CREDIT

Section 2.01.         The Commitments and the Loans.

(a)           The Commitments.  The Commitments of the Banks are as provided in Section 2.01 of the Facility Agreement.

(b)           The Loans.  On the terms and conditions of this Agreement and the Facility Agreement, the Banks severally agree to make Loans to the Borrower on the Effective Date, in an amount equal to their respective Commitments.

Section 2.02.         Loans and Drawdowns.  The failure of any Bank to make any Loan required to be made by it shall not relieve any other Bank of its obligations hereunder; provided that all obligations of the Banks hereunder are several and no Bank shall be responsible for any other Bank's failure to make Loans or take any other action as required hereunder.  Each Bank at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Bank to make such Loans; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement, provided further that in connection with the exercise of any such option, the Borrower shall not be obliged to make any payment to a Bank under Sections 2.10 and 2.11 of this Agreement and Section 2.05 of the Facility Agreement in an amount greater than it would have had to make had such option not been exercised.

Section 2.03.         Notices of Drawdown.

(a)           Notice by the Borrower.  The Borrower shall notify the Administrative Agent of the proposed issuance by telephone or e-mail not later than 11:00 a.m., New York City time, three Business Days before the Effective Date.  The telephonic or electronic Notice of Drawdown shall be irrevocable and shall be confirmed promptly by hand delivery, telecopy or email to the Administrative Agent of a written Notice of Drawdown substantially in the form attached as Exhibit B of the Facility Agreement and signed by the Borrower.

(b)           Content of Notice of Drawdown.  The Notice of Drawdown shall specify the following information and be in substantially the form attached as Exhibit B to the Facility Agreement:

(i)            the aggregate amount of the proposed Drawdown (which amount shall equal the aggregate amount of the Banks' Commitments); and

(ii)           the date of such Drawdown, which shall be a Business Day.

(c)           Notice by the Administrative Agent to the Banks.  Promptly following receipt of a Notice of Drawdown in accordance with this Section, but in any event no later than the close of business in New York on the same day such notice is received, the Administrative Agent shall advise each Bank of the details thereof and of the amount of such Bank's Loan to be made as part of the proposed Drawdown on the Effective Date.

Section 2.04.          Funding of Loans.  In connection with the Drawdown, each Bank shall make a Loan in an amount equal to its Commitment on the Effective Date by wire transfer of immediately available funds by 11:00 a.m., New York City time, to the account of the Security Trustee most recently designated by it for such purpose by notice to the Banks.  The Security Trustee will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to the Funding Account.

Section 2.05.         [Reserved].

Section 2.06.         Repayment of Loans; Evidence of Debt.

(a)           Repayment.  The Borrower hereby unconditionally promises to pay to the Security Trustee for account of the Banks and, in the case of clause (ii) below, the Purchasers:

(i)            the outstanding principal amount of the Loans on the Maturity Date (or such earlier date as may be required by the terms of this Agreement); and

(ii)           without duplication of the amounts payable under Section 2.06(a)(i) of the Note Purchase Agreement, on each Payment Date the Required Principal Payment Amount for such Payment Date.

(b)           Manner of Payment.  All repayments shall be applied as provided in Section 2.03 or Section 2.08 of the Facility Agreement, as applicable.

(c)           Maintenance of Records by Banks.  Each Bank shall maintain in accordance with its usual practice records evidencing the indebtedness of the Borrower to such Bank resulting from the Loan made by such Bank, including the amounts of principal and interest payable and paid to such Bank from time to time hereunder.

(d)           Maintenance of Records by the Administrative Agent and the Security Trustee.  The Administrative Agent shall maintain records in which it shall record the amount of the Loan made hereunder and each Interest Period therefor.  The Security Trustee shall also maintain records in which it shall record (i) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Bank hereunder and (ii) the amount of any sum received by the Security Trustee hereunder for account of the Banks and each Bank's share thereof.

(e)           Effect of Entries.  The entries made in the records maintained pursuant to paragraph (c) or (d) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Bank, the Administrative Agent or the Security Trustee to maintain such records or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.  In the event of any conflict between the records of the Administrative Agent, the records of the Security Trustee and the records of each Bank, the records of the Security Trustee shall control.

(f)           Promissory Notes.  Any Bank may request that the Loan made by it be evidenced by a Promissory Note.  In such event, the Borrower shall prepare, execute and deliver to such Bank a Promissory Note payable to such Bank (or, if requested by such Bank, to such Bank and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loan evidenced by such Promissory Note and interest thereon shall at all times (including after assignment pursuant to Section 3.02) be represented by one or more Promissory Notes in such form payable to the payee named therein (or, if such Promissory Note is a registered note, to such payee and its registered assigns).

(g)          Prepayment.  The Loans are subject to prepayment as provided in Section 2.03 of the Facility Agreement.

Section 2.07.         Interest.

(a)           Loans.  Except as otherwise provided herein, the Loans shall bear interest at the Interest Rate for the Interest Period for such Loan.  For the purposes of this Credit Agreement and the Loans made pursuant hereto, "Interest Rate" shall mean, for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to the LIBO Rate for such Interest Period plus the Applicable Margin.

(b)          Aggregated Default Interest.  At any time during which a Default or an Event of Default, in either case pursuant to Section 8.01(a) of the Facility Agreement has occurred and is continuing, the Loans shall bear additional interest (in addition to the interest payable pursuant to clause (a) above (if any) on the outstanding principal amount thereof, for each day during each Interest Period applicable thereto, at a rate per annum equal to the Default Margin in effect (all such Default Margin interest owing on any Loan, the "Aggregated Default Interest").  Such accrued interest shall be aggregated on the last day of such Interest Period, accrue interest at the Aggregated Default Interest Rate and shall be deemed "Aggregated Default Interest."  Aggregated Default Interest and the interest thereon shall be distributed in accordance with Section 2.08 of the Facility Agreement.

(c)           [Reserved].

(d)          Payment of Interest.  Accrued interest on each Loan shall be payable in arrears on each Payment Date; provided that in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(e)           Computation.  All interest hereunder and under the Facility Agreement, as applicable, shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Interest Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.

Section 2.08.         Substitute Basis.  If, on or prior to the first day of any Interest Period (an "Affected Interest Period"):

(a)           the Administrative Agent determines that, by reason of circumstances affecting the London interbank market, adequate and reasonable means do not exist for ascertaining the "LIBO Rate" for such Interest Period, or

(b)          the Required Lenders determine and notify the Administrative Agent that, as a result of a change in circumstances occurring after the date of this Agreement which are generally affecting the interbank lending markets and not peculiar to, and are outside the control of, the Required Lenders, the relevant rates of interest referred to in the definition of "LIBO Rate" in Section 1.02 of the Facility Agreement upon the basis of which the rate of interest for Loans for such Affected Interest Period is to be determined will not be adequate to cover the cost to such Banks of making or maintaining their Loans for such Affected Interest Period, the Administrative Agent shall, in either case, give notice thereof (a "Rate Determination Notice") to the Borrower and the Banks as soon as practicable thereafter.  If such notice is given, during the 30-day period following such Rate Determination Notice (the "Negotiation Period") the Administrative Agent and the Borrower shall negotiate in good faith with a view to agreeing upon a substitute interest rate basis (having the written approval of the Required Banks) for the Loans which shall reflect the cost to the Banks of funding their Loans from alternative sources (a "Substitute Basis"), and if such Substitute Basis is so agreed upon during the Negotiation Period, such Substitute Basis shall apply in lieu of the LIBO Rate to all Interest Periods commencing on or after the first day of the Affected Interest Period, until the circumstances giving rise to such notice have ceased to apply.  If a Substitute Basis is not agreed upon during the Negotiation Period, the Borrower may elect to prepay the Loans pursuant to Section 2.03(a) of the Facility Agreement; provided, however, that if the Borrower does not elect so to prepay, each Bank shall determine (and shall certify from time to time in a certificate delivered by such Bank to the Administrative Agent setting forth in reasonable detail the basis of the computation of such amount and such certificate shall constitute a certification by such Bank that such calculation is an accurate and fair calculation of such Bank's funding costs for such Interest Period) the rate basis reflecting the cost to such Bank of funding its Loans from such source as it may reasonably select for the Interest Period commencing on or after the first day of the Affected Interest Period, until the circumstances giving rise to such notice have ceased to apply, and such rate basis shall be binding upon the Borrower and such Bank and shall apply in lieu of the LIBO Rate for the relevant Interest Period.

Section 2.09.        Illegality.  Notwithstanding any other provision of this Agreement or the Facility Agreement, if any Bank shall notify the Administrative Agent that any Change in Law makes it unlawful for such Bank or its applicable lending office to perform its obligations hereunder to make Loans or to fund or otherwise maintain Loans hereunder or under the Facility Agreement, (a) the obligation of such Bank to make or continue Loans shall be suspended until the Administrative Agent shall notify the Borrower and the Lenders that the circumstances causing such suspension no longer exist and (b) if such Change in Law shall so mandate, such Bank's Loans shall be prepaid by the Borrower, together with accrued and unpaid interest thereon and all other amounts payable by the Borrower under this Agreement and under the Facility Agreement, on or before such date as shall be mandated by such Change in Law.

Section 2.10.         Increased Costs.

(a)           Increased Costs Generally.  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for account of, or credit extended by, any Bank; or

(ii)           impose on any Bank any other condition affecting this Agreement or Loans made by such Bank;

and the result of any of the foregoing shall be to increase the cost to such Banks of making or maintaining any Loan or to reduce the amount of any sum received or receivable by such Bank hereunder (whether of principal, interest or otherwise), but excluding in each case Indemnified Taxes, Other Taxes and Excluded Taxes (each of which shall be dealt with solely under Section 2.05 of the Facility Agreement), then the Borrower will pay to such Bank such additional amount or amounts as will compensate such Bank for such additional costs incurred or reduction suffered, in each case provided that such additional costs have not been compensated for pursuant to any other provision of this Agreement or the Facility Agreement (or would have been compensated for but was not so compensated solely because any of the exclusions in such other provision).

(b)          Capital Requirements.  If any Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Bank's capital or liquidity or on the capital or liquidity of such Bank's holding company, if any, as a consequence of this Agreement, the Loans made by such Bank to a level below that which such Bank or such Bank's holding company could have achieved but for such Change in Law (taking into consideration such Bank's policies and the policies of such Bank's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Bank such additional amount or amounts as will compensate such Bank or such Bank's holding company for any such reduction suffered.

(c)           Certificates from Banks.  A certificate of a Bank setting forth the amount or amounts necessary to compensate such Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error and shall constitute a certification by such Bank that such calculations are a fair and accurate calculation of the amount or amounts necessary to compensate such Bank or its holding company.  The Borrower shall pay such Bank the amount shown as due on any such certificate within ten days after receipt thereof.

(d)          Notice; Delay in Requests; Limitations.  Each Bank agrees to use reasonable efforts to notify the Borrower upon becoming aware of any Change in Law giving rise to a right to compensation pursuant to this Section.  Notwithstanding the foregoing, no failure or delay on the part of any Bank to give any such notice to the Borrower or to demand compensation pursuant to this Section shall constitute a waiver of such Bank's right to demand such compensation or otherwise form the basis of any liability of such Bank to Borrower; provided that the Borrower shall not be required to compensate a Bank pursuant to this Section for any increased costs or reductions incurred more than nine months prior to the date that such Bank notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Bank's intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six month period referred to above shall be extended to include the period of retroactive effect thereof.  The provisions of this Section 2.10 shall not oblige the Borrower to make payment to any Bank in relation to any additional amounts to the extent that (i) such additional amounts are imposed by reason of the willful misconduct or gross negligence of such Bank or result from any failure on the part of such Bank to comply with any of the express terms of this Agreement or any other Financing Documents or (ii) such additional amounts result from any failure by such Bank duly to comply with all such laws of which it may reasonably be expected to be aware relating to filing of regulatory returns and statements.

Section 2.11.        Break Funding Payments.  In the event of (a) the payment of any principal of any Loan other than on the Payment Date therefor (including as a result of an Event of Default), (b) the failure to borrow, convert, continue or prepay the Loan or any portion of the Loan on the date specified in any notice delivered pursuant hereto, or (c) the assignment as a result of a request by the Borrower pursuant to Section 2.07(b) of the Facility Agreement of any Loan other than on the last day of an Interest Period therefor, then, in any such event, the Borrower shall compensate each Bank for the loss, cost and expense attributable to such event.  In the case of any Loans, the loss to any Bank attributable to any such event shall be deemed to include an amount determined by such Bank to be equal to the excess, if any, of (i) the amount of interest that such Bank would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Interest Rate for such Interest Period, over (ii) the amount of interest that such Bank would earn on such principal amount for such period if such Bank were to invest such principal amount for such period at the interest rate that would be bid by such Bank (or an affiliate of such Bank) for Dollar deposits from other banks in the London interbank market at the commencement of such period.  A certificate of any Bank setting forth any amount or amounts that such Bank is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Bank the amount shown as due on any such certificate within ten days after receipt thereof.

Section 2.12.         Acknowledgement and Consent to Bail-In of EEA Financial Institutions.  Notwithstanding anything to the contrary in any Financing Document or in any other agreement, arrangement or understanding among any of the parties to this Agreement, each party hereto acknowledges that any liability of any EEA Financial Institution (as defined below) arising under any Financing Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)           the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and

(b)           the effects of any Bail-in Action on any such liability, including, if applicable:

(i)            a reduction in full or in part or cancellation of any such liability;

(ii)           a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Financing Document; or

(iii)          the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.

For the purposes of this Section 2.12, the following terms are defined as follows:

"Bail-In Action" means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.

"Bail-In Legislation" means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.

"EEA Financial Institution" means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent;

"EEA Member Country" means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

"EEA Resolution Authority" means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

"EU Bail-In Legislation Schedule" means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

"Write-Down and Conversion Powers" means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.

Section 2.13.         Representations and Warranties of the Banks.  Each Bank represents, warrants and covenants as to itself on the date hereof as follows:

(a)           it has the power and authority to enter into and perform its obligations under the Financing Documents to which it is a party and it has duly authorized, executed and delivered the Financing Documents to which it is a party;

(b)          its Loans are being acquired by it in the ordinary course of its commercial banking business or, if it is not a commercial bank, for its own account and/or for one or more separate accounts maintained by it, and that, if it is not a qualified institutional investor, it and/or such account is acquiring such Loans for investment and not with a view to any distribution thereof or with any present intention of distributing or selling the same, subject, however, to the disposition of its property being at all times within its control;

(c)           it is a Qualifying Person as of the date hereof or on the date it becomes a Bank hereunder (as the case may be), and each Bank agrees not to take any action to cause itself to cease to be a Qualifying Person for the duration of this Agreement, except as may be required by a change in Applicable Law occurring after the date it becomes a Bank under this Agreement, upon which time it shall promptly (but in no event more than five Business Days following such occurrence) notify the Borrower that it ceases to be a Qualifying Person; and

(d)           in respect of each Bank which is located in Singapore:

(i)            such Bank is a company;

(ii)           such Bank is resident for corporate income tax purposes in Singapore under domestic Singapore tax law;

(iii)          such Bank is subject to tax on the interest income under the Singapore corporate income tax regime;

(iv)          the interest due and payable hereunder is paid into a bank account (of the Bank) located in Singapore;

(v)           such Bank has provided the Borrower with a Singapore tax residency certificate; and

(vi)          such Bank covenants that it shall be fully liable for Singapore income tax on any interest paid by the Borrower under the Financing Documents.

Section 2.14.         German Foreign Trade and Payments Act.  In respect of each Bank that is resident in Germany ("Inländer") within the meaning of Section 2 Paragraph 15 of the German Foreign Trade and Payments Act (Außenwirtschaftsgesetz)(and therefore subject to Section 7 of the German Foreign Trade and Payments Ordinance (Außenwirtschaftsverordnung, "AWV")) (each a "Restricted Bank"), the Borrower's representations, warranties and covenants in this Agreement and the other Financing Documents related to compliance with Sanctions Law will only apply for the benefit of a Restricted Bank to the extent that such terms do not result in any violation of or conflict with EU Regulation (EC) 2271/96 or Section 7 of the AWV or such other similar anti-boycott statute applicable to such Restricted Bank.  Solely in the event of or on the basis of any breach of any such terms which do not apply to a Restricted Bank by virtue of the foregoing sentence (but not with respect to any other breaches), the parties agree that no Restricted Bank will be entitled to:

(a)           vote for:

(i)            giving a default notice and declaring an Event of Default to have occurred in accordance with the Financing Documents; and

(ii)           exercising the remedies in the Financing Documents; or

(b)           assert any other right, remedy or privilege on the basis of such breach.

Section 2.15.         German Money Laundering Act.  .The Borrower is dealing on its own behalf (auf eigene Veranlassung) with respect to all matters connected with the Facility Agreement, this Agreement and any Loan granted hereunder. The Borrower undertakes to provide all documentation and other information necessary for the Banks to clarify and identify any economic beneficiary (wirtschaftlich Berechtigter) of its customers as required under the German Money Laundering Act (Geldwäschegesetz (GwG)). The Borrower will inform the Banks about any changes in this respect without delay during the term of this Agreement.  The Borrower undertakes to provide any other information and documents reasonably necessary for the Banks to comply with any obligation derived from the German Money Laundering Act and, if applicable, to comply with the corresponding anti-money laundering rules and regulations in other jurisdictions.

ARTICLE III

MISCELLANEOUS

Section 3.01.         Incorporated Provisions.  Sections 10.01 – 10.14 and Section 10.20 of the Facility Agreement are incorporated herein mutandis mutatis.

Section 3.02.         Successors and Assigns.

(a)           Assignments by Banks.  (i)  Subject to the conditions set forth in paragraph (a)(ii) below, any Bank may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of the applicable amount of the Loan at any time owing to it) with the prior written consent (such consent not to be unreasonably withheld) of:

(A)         the Borrower, provided that (x) if an Event of Default has occurred and is continuing or (y) in respect of any assignment to an Affiliate of a Bank or an Approved Fund relating to a Bank, in each case to the extent such Bank is already party to this Agreement, no consent of the Borrower shall be required, except that the Borrower shall have the right to object to and prohibit any proposed assignment that would cause the Borrower to violate Applicable Law, provided further that any required consent of the Borrower pursuant to this subparagraph (A) shall not be unreasonably withheld or delayed; and

(B)          the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to a Bank, the Guarantor, an Affiliate of a Bank or the Guarantor, or an Approved Fund.

(ii)           So long as no Event of Default has occurred and is continuing, the Bank shall give written notice of such proposed assignment pursuant to the above paragraph (a)(i) to the Borrower and Guarantor no less than five Business Days in advance of such assignment, and the Guarantor, the Servicers, any investment vehicle managed by the Servicers and their respective Affiliates shall, for a period of five Business Days from the date that such notice was received by the Borrower and Guarantor, have a right to elect, by giving notice in writing to such Bank of such election, to purchase the rights and obligations so being assigned for the same or substantially equivalent economic consideration and otherwise on substantially the same terms on which such Bank proposed to make such assignment, which such purchase shall be consummated within five Business Days after notice to such Bank that the Guarantor or such other Person as is permitted hereunder has elected to exercise such right; provided that any Bank that is the Guarantor, a Servicer, or an Affiliate of the Guarantor or any Servicer shall be excluded for purposes of making a determination requiring a vote of the Banks pursuant to the Facility Agreement and the other Financing Documents; and

(iii)          Assignments shall be subject to the following additional conditions:

(A)         except in the case of an assignment to a Bank, the Guarantor, an Affiliate of a Bank or the Guarantor, or an Approved Fund or an assignment of the entire remaining amount of the assigning Bank's Loan, the amount of the Loan of the assigning Bank, subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)          the parties to each assignment shall execute and deliver to the Security Trustee (with a copy to the Administrative Agent) an Assignment and Acceptance, together with a processing and recordation fee of $3,500 to the Security Trustee, payable by the assignor or the assignee;

(C)          the assignee, if it shall not be a Bank, shall deliver to the Security Trustee and the Administrative Agent an Administrative Questionnaire; and

(D)         each assignment shall be subject to the assignee's making the representations in Section 2.13 hereof as of the date of such assignment and shall comply with the requirements of such Section 2.13.

(iv)          Subject to acceptance and recording thereof pursuant to paragraph (a)(v) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Bank under this Agreement (provided no Borrower Group Company shall be obliged to make any payment to such assignee under Sections 2.10 and 2.11 of this Agreement and 2.05 of the Facility Agreement in an amount greater than it would have had to make had such assignment not taken place based on applicable laws, rules or regulations existing at the time of such assignment), and the assigning Bank thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Bank's rights and obligations under this Agreement, such Bank shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10 and 2.11 of this Agreement, 2.05 of the Facility Agreement and 10.03 of the Facility Agreement).  Any assignment or transfer by a Bank of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Bank of a participation in such rights and obligations in accordance with paragraph (c) of this Section 3.02.

(v)          The Security Trustee, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and register for recordation of the names and addresses of the Banks, and principal amount of the Loan owing to, each Bank pursuant to the terms hereof from time to time (the "Register").  The entries in the Register shall be conclusive, and the Borrower, the Security Trustee and the Banks may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower and any Bank, at any reasonable time and from time to time upon reasonable prior notice.

(vi)          Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Bank and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Bank hereunder), the processing and recordation fee referred to in paragraph (a) of this Section and any written consent to such assignment required by paragraph (a) of this Section, the Security Trustee shall accept such Assignment and Acceptance and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph and a copy thereof furnished to the Security Trustee (together with the related Administrative Questionnaire).

(vii)         If any Promissory Note shall become mutilated, destroyed, lost or stolen, the Borrower shall, upon the written request of the holder of such Promissory Note and upon delivery of a bond or indemnity in favor of the Security Trustee and the Borrower and in such form and amount as shall be reasonably satisfactory to the Security Trustee and the Borrower, or in the event of such mutilation upon surrender and cancellation of such Promissory Note (in the event that the mutilated note is not recognizable as a Promissory Note, then an indemnity shall be required rather than a bond), make and deliver such new Promissory Note, of like tenor of the same outstanding aggregate principal amount and terms, in lieu of such lost, stolen, destroyed or mutilated Promissory Note.  If the Promissory Note being replaced has become mutilated, such Promissory Note shall be surrendered to the Security Trustee and a photocopy thereof shall be furnished to the Borrower.  In connection with the issuance of any new Promissory Note under this Section 3.02(a)(vii), the Security Trustee shall require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Security Trustee) connected therewith.

(viii)        The Security Trustee is not required to demand presentment or surrender of any Promissory Note prior to receipt of final payment on such Promissory Note.  On demand from the Security Trustee, and final payment of any Promissory Note, the holder of such Promissory Note shall surrender such Promissory Note to the Security Trustee for cancellation.  All such surrendered and cancelled Promissory Notes held by the Security Trustee shall be destroyed.

(b)          Any Bank may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more Eligible Assignees (a "Participant") in all or a portion of such Bank's rights and obligations under this Agreement and the other Financing Documents (including all or a portion of the applicable Loans owing to it); provided that (A) such Bank's obligations under this Agreement and the other Financing Documents shall remain unchanged, (B) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Security Trustee, the Administrative Agent and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this Agreement and the other Financing Documents.  Any agreement or instrument pursuant to which a Bank sells such a participation shall provide that such Bank shall retain the sole right to enforce this Agreement and the other Financing Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Financing Document; provided that such agreement or instrument may provide that such Bank will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.02(b) of the Facility Agreement that affects such Participant.  Subject to Section 3.02(c), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10 and 2.11 of this Agreement and Section 2.05 of the Facility Agreement to the same extent as if it were a Bank and had acquired its interest by assignment pursuant to this paragraph (b).  Each Participant will represent, warrant and covenant to the Borrower that, at the date it becomes a Participant, it is a Qualifying Person and it shall promptly notify the Borrower if it ceases to be a Qualifying Person.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.08 of the Facility Agreement as though it were a Bank, provided that such Participant agrees to be subject to Section 2.06(d) of the Facility Agreement as though it were a Bank.  All amounts payable by the Borrower, the Guarantor or any Borrower Group Company to any Bank under any of the Basic Documents hereof in respect of the Loans held by it, including without limitation amounts in respect of Taxes, shall be no greater than the amounts that would have been payable if such Bank had not sold or agreed to sell any participations in such Loans, and as if such Bank were funding each of the Loans in the same way that it is funding the portion of the Loans in which no participations have been sold.

(c)           Any Bank may, without the consent of the Borrower, the Security Trustee or the Administrative Agent, at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Bank, including, without limitation, any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to  such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Bank from any of its obligations hereunder or substitute any such pledge or assignee for Bank as a party hereto.

Section 3.03.         Consent and Direction.  By its signature below, each of the Banks, collectively constituting 100% of the Banks, hereby consents to the terms of this Agreement and directs the Administrative Agent to consent to the terms of this Agreement and to direct the Security Trustee to execute this Agreement and take any and all further action necessary or appropriate to give effect to the transactions contemplated hereby.  In reliance on the immediately preceding sentence, by its signature below, the Administrative Agent hereby consents to the terms of this Agreement and directs the Security Trustee to execute this Agreement and to take any and all further action necessary or appropriate to give effect to the transactions contemplated thereby.  The rights, protections, immunities and indemnities afforded to the Security Trustee pursuant to the Facility Agreement are hereby incorporated in this Agreement as though explicitly set forth herein.

[Signatures on Next Page]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MAGELLAN ACQUISITION LIMITED,
as Borrower

By:
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI
UFJ, LTD., as Administrative Agent

By:
Name:
Title:

WELLS FARGO BANK, NATIONAL ASSOCIATION, as Security Trustee

By:
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Bank

By:
Name:
Title:

COLUMBIA STATE BANK, as a Bank

By:
Name:
Title:

FIFTH THIRD BANK, as a Bank

By:
Name:
Title:

NTT LEASING SINGAPORE PTE. LTD., as a Bank

By:
Name:
Title:

APPLE BANK FOR SAVINGS, as a Bank

By:
Name:
Title:

DEKABANK DEUTSCHE GIROZENTRALE, as a Bank

By:
Name:
Title:

By:
Name:
Title:

BNP PARIBAS, as a Bank

By:
Name:
Title:

By:
Name:
Title:

FIRST ABU DHABI BANK P.J.S.C. SINGAPORE BRANCH, as a Bank

By:
Name:
Title: